As filed with the Securities and Exchange Commission on May 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEC, INC.

(Exact name of registrant as specified in its charter)

California	33-0399154
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

STEC, INC. 2000 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full title of the Plans)

Manouch Moshayedi

Chief Executive Officer

STEC, INC.

3001 Daimler Street

Santa Ana, California 92705-5812

(Name and address of agent for service)

(949) 476-1180

(Telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one)

Large acceleration filer	☐	Accelerated filer	☒
Non-Accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
STEC, Inc. 2000 Stock Incentive Plan, as amended and restated, Common Stock, $0.001 par value	2,017,346 shares	$10.74	$21,666,296	$851.49

(1)	Represents additional shares under the STEC, Inc. 2000 Stock Incentive Plan, as amended and restated, by reason of the automatic share increase provision of such plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the STEC, Inc. 2000 Stock Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated, solely for purposes of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of STEC, Inc. on May 7, 2008 as reported on the Nasdaq Global Market.

Explanatory Note

This Registration Statement on Form S-8 is filed by STEC, Inc., a California corporation (the “Company” or the “Registrant”), relating to 2,017,346 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible employees, non-employee directors and consultants of the Company under the STEC, Inc. 2000 Stock Incentive Plan, as amended and restated (the “Plan”), which Common Stock is in addition to the 19,173,758 shares of Common Stock previously registered by the Company as follows: (i) Form S-8 filed on August 14, 2007 (Commission File No. 333-145436), (ii) Form S-8 filed on August 11, 2006 (Commission File No. 333-136505), (iii) Form S-8 filed on April 28, 2005 (Commission File No. 333-124387), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (iv) Form S-8 Filed on April 7, 2004 (Commission File No. 333-114279), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (v) Form S-8 filed May 20, 2003 (Commission File No. 333-105422), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (vi) Form S-8 filed April 8, 2002 (Commission File No. 333-85832), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (vii) Form S-8 filed on February 9, 2001 (Commission File No. 333-55256), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (viii) Form S-8 filed September 29, 2000 (Commission File No. 333-46894) (collectively, the “Prior Registration Statements”), (ix) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on March 17, 2008 (the “Annual Report”), (x) the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008, filed with the Securities and Exchange Commission on May 9, 2008, and (xi) all other reports filed pursuant to Section 13(a) or 15(d) of Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Company’s Annual Report.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8.	Exhibits

Exhibit Number	Exhibit

5	Opinion and Consent of Reed Smith LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	STEC, Inc. 2000 Stock Incentive Plan, as amended and restated.

*	Exhibit 99.1 is incorporated by reference herein to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-136505), filed with the Commission on August 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, California on this 12th day of May, 2008.

STEC, INC.

By:	/s/ MANOUCH MOSHAYEDI
Manouch Moshayedi Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Manouch Moshayedi, Chief Executive Officer, and Dan Moses, Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MANOUCH MOSHAYEDI Manouch Moshayedi	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	May 5, 2008

/s/ MARK MOSHAYEDI Mark Moshayedi	President, Chief Operating Officer, Chief Technical Officer, Secretary and Director	May 5, 2008

/s/ DAN MOSES Dan Moses	Chief Financial Officer and Director (principal financial and accounting officer)	May 5, 2008

/s/ F. MICHAEL BALL F. Michael Ball	Director	May 5, 2008

/s/ RAJAT BAHRI Rajat Bahri	Director	May 8, 2008

/s/ VAHID MANIAN Vahid Manian	Director	May 9, 2008

/s/ JAMES J. PETERSON James J. Peterson	Director	May 6, 2008

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EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion and Consent of Reed Smith LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	STEC, Inc. 2000 Stock Incentive Plan, as amended and restated.

*	Exhibit 99.1 is incorporated by reference herein to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-136505), filed with the Commission on August 11, 2006.